HALLADOR ENERGY COMPANY

2011

Corporate Overview


DISCOVER. DEVELOP. DELIVER.
NASDAQ HNRG

Agenda

Hallador Introduction

Why Hallador Energy?

Summary

This presentation contains "forward-looking statements"—that is, statements related to future, not past events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; and from numerous other matters of national, regional and global scale, including those of political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

COMPANY **HISTORY AND PERFORMANCE**



HALLADOR STOCK HISTORY
STOCK PRICE
$15.00
$12.00
$9.00
$6.00
$3.00
$0.00
YEAR
12/97
12/98
12/99
12/00
12/01
12/02
12/03
12/04
12/05
12/06
12/07
12/08
12/09
12/10
04/11
12/11

Year	Event
1951	FOUNDED AS KIMBARK OIL & GAS
1985	FOUNDED HALLADOR EXPLORATION
1989	KIMBARK MERGED WITH HALLADOR EXPLORATION
1991	VICTOR STABIO JOINS HALLADOR
2004	SALE OF CUYAMA OIL & GAS FIELD
2005	35% SAVOY INTEREST
2006	60% OF SUNRISE COAL
2007	45% SAVOY INTEREST
2008	80% SUNRISE COAL
2009	100% SUNRISE COAL
2010 (MAY)	NASDAQ
2010 (OCT)	SUNRISE ENERGY
2011	ALLERTON MINABLE
2014	OPEN ALLERTON COAL MINE (PROPOSED)

Hallador Highlights

DISCOVER. **DEVELOP**. DELIVER.

NASDAQ **HNRG**

2010

- Joined the NASDAQ
- Was named one of Forbes Magazine's "Top 100 Most Trustworthy Companies in America"
- Delivered record coal shipments through our wholly owned subsidiary, Sunrise Coal, LLC
- Purchased Coalbed Methane and New Albany Shale Gas Assets in Indiana and started Sunrise Energy
- Experienced great success in the Trenton Black River Oil Play in Michigan, through our 45% interest in Savoy
- Paid first dividend

2011

- Had a new quarterly earnings record of 29 cents per share
- Experienced record coal production, record shipments and record earnings
- Developed a new coal customer in Jacksonville, Florida
- Declared a new coal reserve minable near Allerton, Illinois

Financials

NASDAQ HNRG

HALLADOR ENERGY SELECTED **FINANCIAL DATA**

December 31, 2010

*(in thousands)

	2006	2007	2008	2009	2010
Return on Assets	-1.33%	-2.77%	6.54%	12.23%	11.99%
Return on Equity	-2.92%	-6.11%	11.94%	18.58%	17.66%
Debt to Equity	1.19	1.21	0.82	0.52	0.47
Long Term Debt to Equity	1.06	1.02	0.66	0.42	0.40
Bank Debt to EBITDA	(142.94)	10.36	1.82	0.97	0.67
Levered Free Cash Flow	(12,050)	(13,456)	883	3,769	11,842
Book Value Growth	3.82%	8.57%	22.50%	27.07%	23.30%
S&P 500 Growth	15.80%	5.50%	37.00%	26.50%	15.10%
Compounded Book Growth (2006-2010)					24.57%
Compounded S&P 500 Growth (2006-2010)					2.28%
Overall Book Growth (2006-2010)					237.00%
Overall S&P 500 Growth (2006-2010)					12.00%

HALLADOR ENERGY SELECTED **FINANCIAL DATA**

December 31, 2010

(in thousands)

	2006	2007	2008	2009	2010
Current Assets	8,782	12,092	31,361	30,269	26,232
Long Term & Other Assets	53,041	75,165	104,704	134,821	160,432
Total Assets	61,823	87,257	136,065	165,090	186,664
Current Liabilities (Excludes Bank Debt)	3,895	7,351	12,478	10,593	9,501
Bank Debt	25,218	35,357	40,000	37,500	27,500
Other Liabilities	4,531	4,992	9,021	8,370	22,930
Total Liabilities	33,644	47,700	61,499	56,463	59,931
Total Equity	28,179	39,557	74,566	108,627	126,733
Basic Shares Outstanding	11,715	13,300	18,980	24,017	27,790
Diluted Shares Outstanding	11,715	13,300	19,286	24,441	28,571
Book Value Per Share	2.41	2.97	3.93	4.52	4.56
Net Income	(824)	(2,415)	8,900	20,185	22,375
Basic EPS	(0.07)	(0.18)	0.47	0.84	0.81
Diluted EPS	(0.07)	(0.18)	0.46	0.83	0.78
EBITDA	(191)	3,702	23,657	44,834	50,373
EBITDA per Share	(0.02)	0.28	1.25	1.87	1.81
Operating Cash Flow	(2,098)	(325)	18,752	45,220	45,545
Capital Expenditures	10,647	15,108	18,866	45,301	36,798

Management Overview


HNRG
NASDAQ
LISTED

Victor P. Stabio

Chief Executive Officer

Brent K. Bilsland

President

W. Anderson Bishop

Chief Financial Officer

Lawrence D. Martin

Chief Financial Officer
Sunrise Coal

Jay A. Toney

Vice President Operations
Sunrise Coal

Hallador Employs 339 people, all but seven in the Sunrise Coal Offices and Mine.

Hallador



- Pure Illinois Basin Play
- Unique Product
- Lowest Cost Producer
- Safety
- Growing Coal Reserves
- Management Focused on Low-Cost Development

Why Hallador?

Pure Illinois Basin Play


IA
IL
IN
MO
KY

RIGHT PLACE
THE GROWING ILLINOIS BASIN (ILB)


US Coal Production**
Million Tons
220
200
180
160
140
120
100
2009
2010
2011
2012
2013
2014
2015
2016
Central App
ILB

**Source: John T. Boyd US CoalVision™ 2011

Why Hallador?

Unique Product



(ILB) RIGHT **PRODUCT**

LOW CHLORINE, HIGH ASH FUSION COAL

Most of the Illinois Basin Coal Reserves (80%) are considered high chlorine (more than .20 Chlorine), which is considered corrosive to power plants by much of the industry. Sunrise Coal is low chlorine at less than .10 chlorine.

High Fusion Temperatures (2400 degrees) are another unique attribute of Sunrise Coal. This high fusion temperature is rare in the ILB, but highly sought after by utilities switching from Central Appalachia (CAPP) coal.

2400°

**Source: John T. Boyd US CoalVision™ 2011

Why Hallador?

Lowest Cost Producer



[ILB] RIGHT **PROCESS**

EFFICIENCT PROCESS = LOW CASH COSTS

Efficient in-house development, maintenance and lean management has made Hallador's Sunrise Coal the lowest cost public operator in the ILB.


Sales Price
Operating Margin
Cash Costs
ton
$41.60
$47.71
$37.23
$46.02
$40.43
$52.07
$41.54
$22.68
$29.28
$26.15
$33.73
$33.82
$33.99
$41.48
Sunrise
Alliance
ICG
Peabody
James River
Vectren
Patriot

Source: *US Coal Quarterly, Q4 2010 Energy Ventures Analysis*

Why Hallador?

Safety


30
NATIONAL RECOGNITION FOR INNOVATIVE SAFETY
SUNRISE COAL


30CFROLYMPICS
Hallador Energy Company has received national recognition for innovative safety initiatives.
ENERGY

Hallador President, Brent Bilsland appearing on Platt's Energy Week, February 2011

Why Hallador?

Growing Reserves



	2006	2007	2008	2009	2010
CARLISLE (MM TONS)	44	48	54	55	55
ALLERTON (MM TONS)	0	0	0	0	49
TOTAL	44	48	54	55	104
Tons Sold in Thousands:	-0-	972	1,933	2,650	3,050

Includes all controlled and uncontrolled reserves. See Corporate Overview booklet for breakdown of controlled and uncontrolled reserves.

Other Considerations



Non-Union
Simple Accounting
No Legacy Costs
Low Leverage
Stock Ownership for Employees

Why Invest in Hallador?

Proven Process, Ready to Repeat


NASDAQ

One permit and three contracts away from duplicating the Carlisle Mine success and doubling our market cap